EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933

2777 East Camelback Road
Suite 375
Phoenix, AZ 85016
www.capitolbancorp.com

Analyst Contact: Michael M. Moran
Chief of Capital Markets
877-884-5662
Media Contact: Joal Redmond
Corporate Communications
602-977-3797

FOR IMMEDIATE DISTRIBUTION:

CAPITOL BANCORP ANNOUNCES RECORD FOURTH QUARTER
AND FULL YEAR EARNINGS

LANSING, Mich., and PHOENIX, Ariz.: January 27, 2005: Today, Capitol Bancorp Limited (NYSE:CBC) reported record fourth quarter earnings of nearly $8 million, representing a 26 percent increase over the $6.3 million recorded in the fourth quarter of 2003. Record basic and diluted earnings per share (EPS) for the quarter of $0.55 and $0.52, respectively, represent a 17 percent and 16 percent increase as compared to last year’s fourth quarter figures of $0.47 and $0.45. For the year, Capitol reported record earnings approximating $27 million in 2004, a 14 percent increase over 2003’s then record $23.4 million bottom line. Record basic and diluted EPS for 2004 were $1.88 and $1.79 respectively.

Capitol Bancorp’s balance sheet experienced solid double-digit growth during 2004. Total assets approximated $3.1 billion at December 31, 2004, reflecting a 13 percent increase for the year. Total deposits increased 10 percent year-over-year to $2.5 billion, while total portfolio loans approximating $2.7 billion grew 20 percent, from approximately $2.2 billion at year-end 2003.

Commenting on these achievements, Capitol Bancorp’s Chairman and CEO, Joseph D. Reid, said, “We are once again pleased with the performance of Capitol Bancorp in what continues to be a challenging operating environment. Reporting record earnings and solid EPS increases in a year that witnessed Capitol marshalling resources and building balance sheet strength to support future growth, is gratifying. We remained true to our strategy of disciplined growth, adding two affiliates to our network of community banks during the year, and increased our capital base in preparation for accelerated development activities in 2005 and beyond.”

During 2004, Capitol added its fourth bank in California, Point Loma Community Bank, and entered the Southeast region of the U.S. with the acquisition of First Carolina State Bank in Rocky Mount, North Carolina, bringing the total number of community banks to 32 in the Capitol network. Capitol added its 33rd community bank in early 2005.

Reid said that 2004 was a year of positioning for the Corporation as significant steps were taken to advance the company toward its goal of having Capitol affiliated community banks in every major region in the U.S. “We appointed three additional regional presidents to lead development work in regions where we did not have a presence,” he added.

Record Quarterly Earnings Performance

Consolidated earnings reached another record quarterly level for Capitol, nearly $8 million, up 26 percent compared to the fourth quarter of 2003. Even with an expanded share count at the Corporation, tied to ongoing growth initiatives, Capitol reported a 16 percent increase in diluted EPS to a record $0.52.

Net operating revenues totaled a record $40.3 million for the fourth quarter, an increase of 14 percent versus 2003’s comparable period. A solid net interest margin, bolstered by an enhanced earnings-asset mix and continued development of lower-cost core deposits, helped more than offset softness in the mortgage banking arena and increased costs attributable to Capitol’s nationwide bank development efforts. Total assets of $3.1 billion at December 31, 2004 represent a 13 percent increase compared to year-end 2003’s $2.7 billion, while portfolio loans and deposits registered double-digit increases at 20 percent and 10 percent, respectively.

Record Operating Results for 2004

Net operating revenues reached a record $151 million for 2004, which represents a 12 percent increase over 2003’s net operating revenues of approximately $135 million. Record earnings of $27 million for 2004 reflect 14 percent growth when compared to the $23.4 million of earnings generated in 2003. Despite a nearly 29 percent increase in the annual loan loss provision, due to Capitol’s solid portfolio growth and its focus on balance sheet strength, and some losses attributable to Capitol’s securities portfolio re-positioning earlier in the year, the Corporation reported basic EPS of $1.88 and diluted EPS of $1.79 for the year, both records and modest increases over 2003’s levels of $1.86 and $1.77, respectively.

Balance Sheet

Capitol’s equity-to-asset ratio approximated 8.2 percent at the end of 2004 as compared to 8 percent at year-end 2003. The total capital-to-asset ratio was 12.7 percent, up from approximately 12.4 percent a year ago, as total capital funds approached $400 million on the Corporation’s $3.1 billion consolidated balance sheet.

Asset quality remained strong at December 31, 2004. Nonperforming loans, on a percentage basis, decreased at year-end 2004 to 1.06 percent of portfolio loans from 1.20 percent in 2003. Annualized consolidated net charge-offs of 0.39 percent for the fourth quarter of 2004 demonstrate improvement from the 0.43 percent recorded in the fourth quarter of last year, and for the year were 0.29 percent versus 0.35 percent during 2003. The allowance for loan losses at December 31, 2004 held steady at 1.40 percent of portfolio loans.

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Year Ended
	December 31			December 31
	2004	2003		2004	2003

Condensed statements of operations:
Interest income	$48,329	$41,859		$179,089	$164,416
Interest expense	12,848	11,305		47,496	49,490

Net interest income	35,481	30,554		131,593	114,926
Provision for loan losses	3,111	3,253		12,708	9,861
Noninterest income	4,817	4,900		19,252	20,087
Noninterest expense	26,094	22,183		97,787	86,952
Income before income taxes	11,348	10,075		41,415	37,415
Net income	$7,950	$6,324		$26,716	$23,380

Per share data:
Net income — basic	$0.55	$0.47		$1.88	$1.86
Net income — diluted	0.52	0.45		1.79	1.77
Book value at end of period	17.00	15.60		17.00	15.60
Common stock closing price at end of period	$35.22	$28.40		$35.22	$28.40
Common shares outstanding at end of period	14,829,000	14,028,000		14,829,000	14,028,000
Number of shares used to compute:
Basic earnings per share	14,522,000	13,415,000		14,183,000	12,602,000
Diluted earnings per share	15,368,000	14,201,000		14,891,000	13,175,000

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2004	2004	2004	2004	2003

Condensed statements of financial position:
Total assets	$3,091,418	$3,058,425	$2,991,830	$2,867,800	$2,737,062
Portfolio loans	2,692,904	2,608,701	2,511,505	2,346,978	2,247,440
Deposits	2,510,072	2,517,104	2,470,365	2,375,851	2,288,664
Stockholders’ equity	252,159	246,010	237,786	222,916	218,897
Total capital	$392,524	$386,590	$377,053	$365,316	$340,659

Key performance ratios:
Return on average assets	1.03%	0.98%	0.94%	0.64%	0.94%
Return on average equity	12.55%	12.26%	11.91%	7.97%	12.19%
Net interest margin	4.95%	4.87%	4.73%	4.71%	4.93%
Efficiency ratio	64.75%	61.78%	64.61%	68.56%	62.57%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.40%	1.42%	1.40%	1.41%	1.40%
Total nonperforming loans / portfolio loans	1.06%	1.10%	1.06%	0.94%	1.20%
Total nonperforming assets / total assets	1.05%	1.06%	1.00%	1.01%	1.14%
Net charge-offs (annualized) / average portfolio loans	0.39%	0.26%	0.20%	0.31%	0.43%
Allowance for loan losses / nonperforming loans	131.97%	128.57%	132.59%	149.37%	116.87%

Capital ratios:
Stockholders’ equity / total assets	8.16%	8.04%	7.95%	7.77%	8.00%
Total capital / total assets	12.70%	12.64%	12.60%	12.74%	12.45%

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as “expects”, “intends”, “believes” and “should” which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol’s results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LTD.
Consolidated Statements of Income
(in thousands, except per share data)

	Year Ended December 31
	(Unaudited)
	2004	2003	2002
INTEREST INCOME:
Portfolio loans (including fees)	$173,376	$157,114	$149,785
Loans held for resale	2,150	3,299	2,674
Taxable investment securities	1,331	749	1,422
Federal funds sold	1,620	1,344	1,376
Other	612	1,910	1,197

Total interest income	179,089	164,416	156,454
INTEREST EXPENSE:
Deposits	36,695	41,260	47,848
Debt obligations and other	10,801	8,230	8,012

Total interest expense	47,496	49,490	55,860

Net interest income	131,593	114,926	100,594
PROVISION FOR LOAN LOSSES	12,708	9,861	12,676

Net interest income after provision for loan losses	118,885	105,065	87,918
NONINTEREST INCOME:
Service charges on deposit accounts	4,381	4,319	4,020
Trust fee income	3,456	2,614	2,434
Fees from origination of non-portfolio residential mortgage loans	5,581	8,710	6,837
Realized gains (losses) on sale of investment securities available for sale	(603)	4	24
Other	6,437	4,440	1,667

Total noninterest income	19,252	20,087	14,982
NONINTEREST EXPENSE:
Salaries and employee benefits	63,281	55,264	47,454
Occupancy	8,791	7,723	6,528
Equipment rent, depreciation and maintenance	5,494	4,847	4,544
Other	20,221	19,118	18,012

Total noninterest expense	97,787	86,952	76,538

Income before income taxes and minority interest	40,350	38,200	26,362
Income taxes	14,699	14,035	9,314

Income before minority interest	25,651	24,165	17,048

Minority interest in net losses (income) of consolidated subsidiaries	1,065	(785)	(395)

NET INCOME	$26,716	$23,380	$16,653

NET INCOME PER SHARE
Basic	$1.88	$1.86	$1.64

Diluted	$1.79	$1.77	$1.57

CAPITOL BANCORP LTD.
Consolidated Balance Sheets
As of December 31, 2004 and 2003
(in thousands, except share data)

	December 31
	(Unaudited)
	2004	2003
ASSETS
Cash and due from banks	$123,969	$145,896
Money market and interest-bearing deposits	10,745	13,570
Federal funds sold	96,390	124,157

Cash and cash equivalents	231,104	283,623
Loans held for resale	43,143	43,001
Investment securities:
Available for sale, carried at market value	28,172	83,386
Held for long-term investment, carried at amortized cost which approximates market value	14,191	9,821

Total investment securities	42,363	93,207
Portfolio loans:
Commercial	2,444,492	2,033,097
Real estate mortgage	177,204	143,343
Installment	71,208	71,000

Total portfolio loans	2,692,904	2,247,440
Less allowance for loan losses	(37,572)	(31,404)

Net portfolio loans	2,655,332	2,216,036
Premises and equipment	32,661	24,793
Accrued interest income	10,447	9,533
Goodwill and other intangibles	41,943	34,449
Other assets	34,425	32,420

TOTAL ASSETS	$3,091,418	$2,737,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$503,902	$435,599
Interest-bearing	2,006,170	1,853,065

Total deposits	2,510,072	2,288,664
Debt obligations:
Notes payable	172,534	92,774
Subordinated debentures	100,845	90,816

Total debt obligations	273,379	183,590
Accrued interest on deposits and other liabilities	16,288	14,965

Total liabilities	2,799,739	2,487,219
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	39,520	30,946
STOCKHOLDERS’ EQUITY:
Common stock, no par value, 25,000,000 shares authorized; issued and outstanding: 2004 - 14,828,750 shares	196,271	180,957
2003 - 14,027,982 shares
Retained earnings	60,476	43,135
Market value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	(36)	(200)

	256,711	223,892
Less unearned compensation regarding restricted stock and other	(4,552)	(4,995)

Total stockholders’ equity	252,159	218,897

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,091,418	$2,737,062

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2004	2003	2004	2003
Allowance for loan losses at beginning of period	$37,027	$30,513	$31,404	$28,953
Allowance for loan losses of acquired bank subsidiary			724
Loans charged-off:
Commercial	(2,778)	(2,863)	(7,960)	(8,068)
Real estate mortgage	(20)	(68)	(96)	(115)
Installment	(84)	(116)	(332)	(608)

Total charge-offs	(2,882)	(3,047)	(8,388)	(8,791)
Recoveries:
Commercial	236	668	1,007	1,277
Real estate mortgage	—	13	—	13
Installment	80	4	117	91

Total recoveries	316	685	1,124	1,381

Net charge-offs	(2,566)	(2,362)	(7,264)	(7,410)
Additions to allowance charged to expense	3,111	3,253	12,708	9,861

Allowance for loan losses at December 31	$37,572	$31,404	$37,572	$31,404

Average total portfolio loans for period ended December 31	$2,648,044	$2,192,150	$2,492,379	$2,101,617

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.39%	0.43%	0.29%	0.35%

ASSET QUALITY (in thousands):

	December 31
	2004	2003
Nonaccrual loans:
Commercial	$20,618	$19,852
Real estate	2,396	632
Installment	195	376

Total nonaccrual loans	23,209	20,860
Past due (>90 days) loans:
Commercial	3,529	4,544
Real estate	1,382	1,083
Installment	351	385

Total past due loans	5,262	6,012

Total nonperforming loans	$28,471	$26,872

Real estate owned and other repossessed assets	3,907	4,288

Total nonperforming assets	$32,378	$31,160

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS:

	Periods Ended December 31
	Three Month Period		Year Ended
	2004	2003	2004	2003

Numerator—net income for the period	$7,950,000	$6,324,000	$26,716,000	$23,380,000

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	14,522,000	13,415,000	14,183,000	12,602,000
Weighted average number of unvested shares of restricted common stock outstanding	259,000	263,000	258,000	157,000
Effect of other dilutive securities—stock options	587,000	523,000	450,000	416,000

Denominator for diluted net income per share—
Weighted average number of common shares and potential dilution	15,368,000	14,201,000	14,891,000	13,175,000

Number of antidilutive stock options excluded from diluted earnings per share computation	160,000	—	160,000	337,000

AVERAGE BALANCES (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2004	2003	2004	2003

Portfolio loans	$2,648,044	$2,192,150	$2,492,379	$2,101,617
Earning assets	2,869,059	2,477,528	2,733,488	2,391,903
Total assets	3,089,754	2,693,876	2,945,752	2,571,189
Deposits	2,539,806	2,275,751	2,437,417	2,197,197
Stockholders’ equity	253,444	207,511	237,447	180,263

About Capitol Bancorp Limited
Capitol Bancorp Limited is a $3.1 billion community bank development company, with 33 individual bank charters and bank operations in nine states. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital, mentors a community bank through its formative stages and manages its investments in its community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors composed of business leaders from the bank’s community. Capitol Bancorp Limited was founded in 1988 and has headquarters in Lansing, Michigan and Phoenix, Arizona.

Capitol Bancorp’s operations include the following banks and loan production offices (LPO):
In Arizona:	Community
Arrowhead Community Bank	Glendale
Bank of Tucson	Tucson
Bank of Tucson — Nogales LPO Camelback Community Bank	Nogales Phoenix
East Valley Community Bank	Chandler
Mesa Bank	Mesa
Southern Arizona Community Bank	Tucson
Sunrise Bank of Arizona	Phoenix
Valley First Community Bank	Scottsdale
Yuma Community Bank	Yuma

In California:
Bank of Escondido	Escondido
Napa Community Bank	Napa
Point Loma Community Bank	Point Loma
Sunrise Bank of San Diego	San Diego

In Georgia:
Sunrise Bank — Atlanta LPO	Atlanta

In Indiana:
Elkhart Community Bank	Elkhart
Goshen Community Bank	Goshen

In Michigan:
Ann Arbor Commerce Bank	Ann Arbor
Bank of Michigan	Farmington Hills
Brighton Commerce Bank	Brighton
Capitol National Bank	Lansing
Detroit Commerce Bank	Detroit
Grand Haven Bank	Grand Haven
Kent Commerce Bank	Grand Rapids
Macomb Community Bank	Clinton Township
Muskegon Commerce Bank	Muskegon
Oakland Commerce Bank	Farmington Hills
Paragon Bank & Trust	Holland
Portage Commerce Bank	Portage

In Nevada:
Bank of Las Vegas	Las Vegas
Black Mountain Community Bank	Henderson
Desert Community Bank	Las Vegas
Red Rock Community Bank	Las Vegas

In New Mexico:
Sunrise Bank of Albuquerque	Albuquerque

In North Carolina:
First Carolina State Bank	Rocky Mount
First Carolina State Bank LPO	Tarboro

In Texas:
Sunrise Bank — Dallas LPO	Dallas
Sunrise Bank — Houston LPO	Houston